Exhibit 99.1

BGC ANNOUNCES PRICING OF $300 MILLION OF 3.750% SENIOR NOTES

NEW YORK, NY – September 25, 2019 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC”) today announced the pricing of its offering of $300 million aggregate principal amount of 3.750% senior notes (the “notes”).

The notes will be general senior unsecured obligations of BGC. The notes will pay interest semi-annually at a rate of 3.750% per annum, on each April 1 and October 1, beginning on April 1, 2020, and will mature on October 1, 2024. The closing, subject to customary conditions, is expected to occur on September 27, 2019. BGC intends to use the net proceeds for general corporate purposes, including to pay down unsecured senior revolving credit agreement indebtedness.

The notes were offered and sold in a private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This notice is issued pursuant to Rule 135c under the Securities Act, and does not constitute an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contact:

Ujjal Basu Roy or Jason McGruder
+1 212-610-2426